As filed with the Securities and Exchange Commission on February 14, 2020
Registration No. 333-__________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________
FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
________________________

TRINET GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	98-3359658
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
One Park Place, Suite 600 Dublin, CA 94568 (510) 352-5000
(Address of Principal Executive Offices, Including Zip Code)
________________________

TriNet Group, Inc. 2014 Employee Stock Purchase Plan (Full title of the plan)
________________________

Burton M. Goldfield Chief Executive Officer TriNet Group, Inc. One Park Place, Suite 600 Dublin, CA 94568 (510) 352-5000
(Name, address and telephone number, including area code, of agent for service)
________________________

With a copy to:
Sarah K. Solum Davis Polk & Wardwell LLP 1600 El Camino Real Menlo Park, CA 94025 (650) 752-2000	Samantha Wellington Chief Legal Officer TriNet Group, Inc. One Park Place, Suite 600 Dublin, CA 94568 (510) 352-5000
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

________________________

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Unit	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee (3)
Common Shares (par value $0.000025 per share) to be issued in connection with the TriNet Group, Inc. 2014 Employee Stock Purchase Plan	690,655 (2)	$51.62	$35,651,611.10	$4,627.58

(1)
Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any Common Share, nominal value $0.000025 per share (“Common Shares”), of TriNet Group, Inc. that becomes issuable under the TriNet Group, Inc. 2014 Employee Stock Purchase Plan (the “Plan”) by reason of any share dividend, share split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding Common Shares.

(2)
Represents shares of common stock that were automatically added to the shares reserved for issuance under the Plan on January 1, 2020 pursuant to an “evergreen” provision contained in the Plan. Pursuant to such provision, the number of shares reserved for issuance under the Plan automatically increases on January 1st each year, starting on January 1, 2015 and continuing through January 1, 2024, by the lesser of (a) 1% of the total number of shares of the Registrant’s common stock outstanding on December 31st of the preceding calendar year, (b) 1,800,000 shares of common stock or (c) a number determined by the Registrant’s board of directors.

(3)
Estimated in accordance with Rules 457(c) and 457(h) of the Securities Act, solely for the purpose of calculating the registration fee, based on the average of the high and low sales prices per Common Share as reported on the New York Stock Exchange on February 13, 2020.

INTRODUCTORY STATEMENT
This Registration Statement on Form S-8 (the “Registration Statement”) is prepared to register the issuance of a maximum number of 690,655 shares of common stock of TriNet Group, Inc. a publicly-traded corporation incorporated under the laws of Delaware (the “Registrant”) that are reserved for issuance upon the settlement of awards that have been issued under the Plan.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The following documents, which have been filed by the Company with the United States Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference in, and shall be deemed to be a part of, this Registration Statement:
(a)    The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the Commission on February 13, 2020;
(b)    The Registrant’s Current Reports on Form 8-K filed on January 15, 2020 and February 13, 2020 (but only the Current Report on Form 8-K filed on that date containing information under Item 5.02 of such form);
(c)    All reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act, since December 31, 2019; and
(d)    The description of the Registrant’s common stock which is contained in a registration statement on Form 8-A filed on March 24, 2014 (File No. 001-36373) under the Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.
All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, are incorporated by reference in this Registration Statement and are a part hereof from the date of filing of such documents; except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under current Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 8. Exhibits.

Exhibit Number	Description
4.1(1)	Amended and Restated Certificate of Incorporation of TriNet Group, Inc.
4.2(2)	Certificate of Correction of Amended and Restated Certificate of Incorporation of TriNet Group, Inc.
4.3(3)	Amended and Restated Bylaws of TriNet Group, Inc.
5.1	Opinion of Davis Polk & Wardwell LLP, counsel for the Registrant, as to the legality of the securities being registered
23.1	Consent of Davis Polk & Wardwell LLP, counsel for the Registrant (included in Exhibit 5.1)
23.2	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm
24.1	Power of Attorney (included on the signature page of this Form S-8)
99.1(4)	TriNet Group, Inc. 2014 Employee Stock Purchase Plan

(1)	Filed as Exhibit 3.1 to Registrant’s Current Report on Form 8-K (File No. 001-36373), filed with the Securities and Exchange Commission on April 1, 2014, and incorporated herein by reference.
(2)	Filed as Exhibit 3.1 to Registrant’s Form 10-Q (File No. 001-36373), filed with the Securities and Exchange Commission on November 2, 2017, and incorporated herein by reference.
(3)	Filed as Exhibit 3.4 to Registrant’s Registration Statement on Form S-1 (File No. 333-192465), filed with the Securities and Exchange Commission on March 4, 2014, and incorporated herein by reference.
(4)
Filed as Exhibit 10.7 to Registrant’s Registration Statement on Form S-1 (File No. 333-192465), filed with the Securities and Exchange Commission on March 4, 2014, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dublin, State of California, on the 14th day of February, 2020.

TRINET GROUP, INC.

By:	/s/ Burton M. Goldfield
Burton M. Goldfield
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Burton M. Goldfield, Richard Beckert and Samantha Wellington, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Burton M. Goldfield	President, Chief Executive Officer and Director (Principal Executive Officer)	February 14, 2020
Burton M. Goldfield

/s/ Richard Beckert	Chief Financial Officer (Principal Financial Officer)	February 14, 2020
Richard Beckert

/s/ Michael Murphy	Chief Accounting Officer (Principal Accounting Officer)	February 14, 2020
Michael Murphy

/s/ David C. Hodgson	Director	February 14, 2020
David C. Hodgson

/s/ Michael J. Angelakis	Director	February 14, 2020
Michael J. Angelakis

/s/ Katherine August-deWilde	Director	February 14, 2020
Katherine August-deWilde

/s/ Martin Babinec	Director	February 14, 2020
Martin Babinec

/s/ H. Raymond Bingham	Director	February 14, 2020
H. Raymond Bingham

/s/ Paul Chamberlain	Director	February 14, 2020
Paul Chamberlain

/s/ Kenneth Goldman	Director	February 14, 2020
Kenneth Goldman

/s/ Shawn Guertin	Director	February 14, 2020
Shawn Guertin

/s/ Jacqueline Kosecoff	Director	February 14, 2020
Jacqueline Kosecoff

/s/ Wayne B. Lowell	Director	February 14, 2020
Wayne B. Lowell